EXHIBIT 4.6

                                IRREVOCABLE PROXY

         The undersigned, a shareholder of GulfWest Energy Inc., a Texas corporation (the "COMPANY"), hereby irrevocably appoints each of OCM GW Holdings, LLC, a Delaware limited liability company ("HOLDINGS"), and B. James Ford and Skardon F. Baker, executive officers of Holdings, and each of them as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to:

         a) the number of shares of Class A common stock, par value $0.001 per share (the "COMMON STOCK"), and the Cumulative Convertible Preferred Stock, Series E (the "SERIES E PREFERRED STOCK"), of the Company (collectively, "BENEFICIAL COMMON STOCK") listed on the final page of this irrevocable proxy;

         b) any shares of the Beneficial Common Stock acquired by the undersigned by purchase or by any other means of acquiring Beneficial Ownership (as defined below), including the conversion or exchange of any securities of the Company
                  (including the H Shares (as defined)) or any of its subsidiaries into or for shares of Beneficial Common Stock, on or after the date of this irrevocable proxy and on or before the Reincorporation Date (as defined below);

         c) any shares of the Series H Preferred Stock, par value $0.01 per share (the "SERIES H PREFERRED STOCK" and, together with the Beneficial Common Stock, the "COMPANY STOCK"), of the Company, acquired by the undersigned by purchase or by any other means of acquiring Beneficial Ownership, including the conversion or exchange of any securities of the Company or any of its subsidiaries into or for shares of Series H Preferred Stock, on or after the date of this irrevocable proxy and on or before the Termination Date; and

         d) any shares of Company Stock acquired after the date of this irrevocable proxy and on or before the Reincorporation Date or Termination Date, as applicable, in connection with any stock dividend and distribution and any shares into which or for which any or all of Company Stock (or any class thereof) may be changed or exchanged as may be appropriate to reflect any stock dividend or distribution, or any change in the Company Stock (or any class thereof) because of any split-up, recapitalization, combination, merger, exchange of shares or the like with respect to such shares of the Company Stock;

in each case Beneficially Owned by the undersigned (collectively, the "SHARES" and, with respect to the Series H Preferred Stock, or such class or series of stock which it may be changed into or exchanged for pursuant to (d) by merger or otherwise, when referred to individually, the "H SHARES"). For purposes of this irrevocable proxy, "BENEFICIALLY OWN," "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP" with respect to any securities will mean having voting power or investment power with respect to such securities (as determined pursuant to Rule 13d-3(a) under the Securities Exchange Act of 1934, as amended), including pursuant to any agreement, arrangement or understanding, whether or not in writing.


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         THIS IRREVOCABLE  PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST.
It is granted pursuant to the Share Transfer Restriction Agreement between the undersigned and Holdings, dated the date hereof, and is granted in consideration
of  Holdings  entering  into  the  Subscription   Agreement  (the  "SUBSCRIPTION
AGREEMENT"), dated the date hereof, with the Company. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked and no subsequent proxies will be given.

         The attorneys and proxies named above will be empowered at any time on or prior to the first to occur of (i) the merger of the Company into a Delaware corporation and wholly owned subsidiary of the Company (the "Merger") and (ii) the conversion of certain of the shares of the Company's Series G Convertible Preferred Stock (the "SERIES G PREFERRED STOCK") into New Preferred Stock (as defined in the Shareholders Rights Agreement (the "SHAREHOLDERS RIGHTS
AGREEMENT") between Holdings and the Company, dated the date hereof) in accordance with SECTION 4.26(D) of the Shareholders Rights Agreement (the
"REINCORPORATION DATE"), to vote (or cause to be voted) all of the Shares, at any annual, special or other meeting of the shareholders of the Company or class or series thereof, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise (to the extent such class or series of Shares is entitled to a vote thereon under applicable law or the Company's articles of incorporation), in favor of (i) the Merger, or, (ii) if the Merger is not consummated by December 31, 2005, the conversion of certain of the Series G Preferred Stock into New Preferred Stock (as defined in the
Shareholders Rights Agreement) in accordance with SECTION 4.26(D) of the Shareholders Rights Agreement (collectively, the "REINCORPORATION").

         The attorneys and proxies named above will be empowered, at any time on or prior to the conversion into common stock of all the H Shares received or to be received (the "TERMINATION DATE") in exchange for the undersigned's Series A Preferred Stock of GulfWest Oil & Gas Company, to vote (or cause to be voted) all of the H Shares, at any annual, special or other meeting of the shareholders of the Company or class or series thereof, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise (to the extent the Series H Preferred Stock is entitled to a vote thereon under applicable law or the Company's articles of incorporation), (i) in favor of the Reincorporation as provided for in the immediately preceding paragraph, and (ii) in such a manner as determined by such attorneys and proxies in their sole and absolute discretion with respect to any and all matters on which such securities are entitled to vote on or consent with respect to as a class. The undersigned may not vote the H Shares (or provide a written consent) on any matter relating to the Merger or on which the H Shares may vote as a class. Except for (i) these provisions shall survive the Merger and shall apply with respect to the surviving Delaware corporation and its capital stock without any further action on the part of the undersigned.

         Any obligation of the undersigned hereunder will be binding upon the successors and assigns of the undersigned.

         9,545,229 Number of shares of the Common Stock that are Beneficially Owned by the undersigned and subject to this irrevocable proxy pursuant to subsection (a) above.

         9,000 Number of shares of the Series E Preferred Stock that are Beneficially Owned by the undersigned and subject to this irrevocable proxy pursuant to subsection (a) above.

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Dated:  February 28, 2005

                         Signature of Shareholder:/s/ J. Virgil Waggoner
                         -----------------------------------------------
                         Name of Shareholder: J. Virgil Waggoner



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